Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

31 October 2023

Matter No. 837701 / 109474174

852 2842 9530

Richard.Hall@conyers.com

ARB IOT Group Limited

2F-09, Pusat Perdagangan IOI

No. 1 Persiaran Puchong Jaya Selatan,

Bandar Puchong Jaya, 47100 Puchong, Selangor

Malaysia

Dear Sir/Madam,

Re: ARB IOT Group Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the proposed distribution of up to 23,517,207 of the 25,000,000 ordinary shares par value US$0.0001 each (the “Ordinary Shares”) of the Company registered in the name of ARB Berhad to ARB Berhad’s shareholders.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of:

1.1.	the Registration Statement; and

1.2.	the prospectus (the “Prospectus”) forming a part of the Registration Statement.

The documents listed in items 1.1 and 1.2 above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed copies of:

1.1.	the amended and restated memorandum and articles of association of the Company certified by the Secretary of the Company on 10 October 2023;

1.2.	the register of members of the Company previously maintained by the Conyers Trust Company (Cayman) Limited as at 30 March 2023 (the “Register of Members”) and the statement of account of ARB Berhad’s holding of ordinary shares of the Company provided by VStock Transfer as of 17 October 2023 (the “VStock Statement”);

1.3.	unanimous written resolutions of the directors of the Company dated 27 October 2023 (collectively, the “Resolutions”);

1.4.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 6 October 2023 (the “Certificate Date”); and

1.5.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; and

the validity and binding effect under the laws of the United States of America of the Documents, that the Documents will be duly filed with the Commission and that the Registration Statement will be declared effective by the Commission prior to the issue of any Securities by the Company.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

conyers.com | 2

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	Based solely on our review of the Register of Members and the VStock Statement, the 25,000,000 Ordinary Shares registered in the name of ARB Berhad are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

conyers.com | 3